Exhibit 32.1

Certification

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2004 of CRIIMI MAE Inc. (the “Issuer”).

I, Barry S. Blattman, Chief Executive Officer, certify that to the best of my knowledge:

(i)            the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)           the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

August 6, 2004	/s/ Barry S. Blattman
DATE	Barry S. Blattman
Chairman of the Board and Chief Executive Officer